UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
November 6, 2013

CALGON CARBON CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-10776	25-0530110
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

P.O. Box 717, Pittsburgh, PA 15230-0717	15230-0717
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (412) 787-6700

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement

On November 6, 2013, Calgon Carbon Corporation (the “Company”) and certain of its domestic subsidiaries entered into that certain Credit Agreement, dated November 6, 2013 (the “Credit Agreement”), by and among the Company, the other borrowers party thereto, the guarantors party thereto, the lenders party thereto, PNC Bank, National Association, as Administrative Agent (the “Agent”), Citizens Bank of Pennsylvania, as Syndication Agent, Branch Banking and Trust Company and  Bank of America, N.A., as Co-Documentation Agents and RBS Citizens, N.A. and PNC Capital Markets LLC, as Joint Lead Arrangers and Joint Bookrunners.

The Credit Agreement replaces the Company’s prior First Amended and Restated Credit Agreement, dated as of November 17, 2011 (the “Prior Credit Agreement”), among the Company, the guarantors party thereto, the lenders party thereto, First Commonwealth Bank, as administrative agent for the lenders and RBS Citizens, N.A., and First National Bank of Pennsylvania, as co-documentation agents.  Concurrently with the closing under the Credit Agreement, the Company paid in full its obligations under the Prior Credit Agreement.  The Company was in compliance with all applicable financial covenants and other restrictions under the Prior Credit Agreement as of the effective date of its termination.  Item 1.02 below contains a more detailed discussion of the Prior Credit Agreement and is incorporated herein by reference.

The Credit Agreement provides for a senior unsecured revolving credit facility (the “Revolver”) in an amount up to $225.0 million which expires on November 6, 2018.  The Company may request that the Revolver be extended for up to two additional one-year periods. A portion of the Revolver not in excess of $75.0 million shall be available for standby or trade letters of credit, $15.0 million shall be available for swing loans and $50.0 million shall be available for loans or letters of credit in certain foreign denominated currencies. So long as no event of default has occurred and is continuing, the Company may have the option to increase the Revolver in an amount not to exceed $75.0 million without the consent of the Lenders.  Availability under the Revolver is conditioned upon various customary conditions.

The Credit Agreement also provides for senior unsecured delayed draw term loans (the “Delayed Draw Term Loans”) in an aggregate amount up to $75.0 million which expires on November 6, 2020.  The Delayed Draw Term Loans are available for two years from the Closing Date.  The Company may only request a maximum of three Delayed Draw Term Loans with a minimum borrowing of $15.0 million and no amount repaid may be re-borrowed.

The Revolver and the Delayed Draw Term Loans (collectively referred to herein as the “Credit Facilities”) will be used for refinancing existing indebtedness, funding ongoing working capital, capital expenditures, acquisitions, share repurchases and general corporate purposes.

A quarterly nonrefundable commitment fee is payable by the Company based on the unused availability under the Revolver and the undrawn portion of the Delayed Draw Term Loan.

The interest rate on amounts owed under the Revolver and Delayed Draw Term Loans will be, at the Company’s option, either (i) a fluctuating Base Rate based on the highest of (A) the prime rate announced from time to time by the Agent, (B) the daily federal funds open rate plus 1/2% and (C) a daily LIBOR rate plus 1%, (ii) a rate based on the published rated offered by leading banks in the London interbank deposit market (or other foreign country for non-Euro or U.S. denominated currencies) divided by a number equal to 1.00 minus the applicable LIBOR Reserve Percentage comparable borrowings and reserve requirements prescribed by the Board of Governors of the Federal Reserve System of the United States, in each case, plus an applicable margin based on the Company’s leverage ratio as set forth in the Credit Agreement.

Certain of the Company’s Domestic Subsidiaries unconditionally guarantee all indebtedness and obligations related to borrowings under the Credit Facilities.  The Company’s obligations under the Credit Facilities are unsecured.

The Credit Agreement contains customary affirmative and negative covenants for credit facilities of this type, including limitations on the Company and its subsidiaries with respect to payment of liabilities, taxes, dividends and distributions, indebtedness, additional liens, disposition of assets or subsidiaries, and transactions with affiliates.  The Credit Agreement also provides for customary events of default, including failure to pay principal or interest when due, breach of representations and warranties, certain insolvency or receivership events affecting the Company and its subsidiaries and a change in control of the Company.  If an event of default occurs, the Lenders will be under no further obligations to make loans or issue Letters of Credit.  Upon the occurrence of certain events of default, all outstanding obligations of the Company automatically will become immediately due and payable, and other events of default will allow the Agent to declare all or any portion of the outstanding obligations of the Company to be immediately due and payable.

The foregoing is a summary of the material terms and conditions of the Credit Agreement and do not purport to be complete and are qualified in their entirety by the complete text of the Credit Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 1.02    Termination of a Material Definitive Agreement

Effective November 6, 2013, the Prior Credit Agreement was terminated.  The Prior Credit Agreement was due to expire on May 8, 2014 and was replaced with the Credit Agreement described under Item 1.01 above.  The Prior Credit Agreement provided for a borrowing capacity of $125.0 million, with a $30.0 million sublimit for the issuance of letters of credit and sublimit for swing loans generally equal to $5.0 million.  The Prior Credit Agreement also provided that so long as no Event of Default had occurred, the Company could request an increase in the Revolving Credit Commitment by an amount (for all such requests) not to exceed $50.0 million. A quarterly nonrefundable commitment fee was payable by the Company based on the unused availability. The Prior Credit Agreement contained customary financial and other covenants and events of default.  The Company expects to write off deferred costs of approximately $0.2 million, after-tax related to the Prior Credit Agreement.

The foregoing is a summary of the material terms and conditions of the Prior Credit Agreement and not a complete discussion of the document.  Accordingly, the foregoing is qualified in its entirety by reference to the full text of the Prior Credit Agreement, which is incorporated herein by reference as (i) Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on November 21, 2011, (ii) Exhibit 10.4 to the Company’s Annual Report on Form 10-K for its fiscal year ended December 31, 2011, and (iii) Exhibit 10.3 to the Company’s Annual Report on Form 10-K for its fiscal year ended December 31, 2012.

A copy of the Company’s press release with respect to this transaction is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 2.03   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth above in Item 1.01 with respect to the Credit Agreement is hereby incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are being filed pursuant to Item 601 of Regulation S-K and General Instruction B2 to this Form 8-K:

Exhibit No.	Description
10.1

Credit Agreement, dated November 6, 2013, by and among the Calgon Carbon Corporation, the other borrowers party thereto, the guarantors party thereto, the lenders party thereto, PNC Bank, National Association, as Administrative Agent, Citizens Bank of Pennsylvania, as Syndication Agent, Branch Banking and Trust Company and  Bank of America, N.A., as Co-Documentation Agents and RBS Citizens, N.A. and PNC Capital Markets LLC, as Joint Lead Arrangers and Joint Bookrunners, together with Schedules and Exhibits thereto.

99.1	Press Release dated November 7, 2013.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALGON CARBON CORPORATION (Registrant)
Date: November 7, 2013	/s/ Richard D. Rose
(Signature)
Richard D. Rose Senior Vice President, General Counsel and Secretary